Exhibit 99.1

Ethan Allen Hosts 2010 Annual Investor Conference

DANBURY, Conn.--(BUSINESS WIRE)--September 7, 2010--Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) announced that M. Farooq Kathwari, Chairman, President and Chief Executive Officer will host the Company’s annual investor conference at its headquarters in Danbury, Connecticut on September 13, 2010.

Mr. Kathwari and management associates will discuss Ethan Allen’s repositioning during the “Great Recession” and the Company’s initiatives to grow sales and profitability. Investors may register to attend the conference or alternatively, listen live to the presentation through a webcast at ethanallen.com/investors though a replay of the conference will also be made available on the Company’s website.

This press release should be read in conjunction with the Company’s reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 280 Design Centers in the United States and abroad. Ethan Allen owns and operates seven manufacturing facilities in North America, including five manufacturing plants and one sawmill in the United States and one manufacturing plant in Mexico. Approximately seventy percent of its products are made in its United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

CONTACT:
Ethan Allen Interiors Inc.
Investor / Media:
David R. Callen, 203-743-8305
Vice President Finance & Treasurer